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                                MERGER AGREEMENT

THIS AGREEMENT made this 2nd day of August, 2001

BETWEEN:

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.), a life insurance company incorporated under the laws of Michigan

                   (hereinafter referred to as "Manulife USA")

                                                               OF THE FIRST PART

AND

                    THE MANUFACTURERS LIFE INSURANCE COMPANY
                                OF NORTH AMERICA
        a life insurance company incorporated under the laws of Delaware

                       (hereinafter referred to as "MNA")

                                                              OF THE SECOND PART

          WHEREAS the parties hereto propose to apply to the Commissioner of The Office of Financial and Insurance Services for approval of merger pursuant to the provisions of section 500.7604 of the Michigan Insurance Code (the "Act"); and

          WHEREAS the parties hereto propose to apply to the Commissioner of the Insurance Department of the State of Delaware for approval of merger pursuant to section 4930 of the Delaware Insurance Code;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. AGREEMENT TO MERGE: MNA shall be merged with and into Manulife USA pursuant to the provisions of the Act on the Effective Date. Manulife USA shall continue as the survivor company (the "Company") upon and subject to the terms and conditions and in the manner hereinafter set out. On the Effective Date, Manulife USA and MRC shall file such documents with the Commissioner of the Office of Financial and Insurance Services as may be required to complete the merger.

2. NAME: The name of the Company shall continue to be "The Manufacturers Life Insurance Company (U.S.A.)".


9278349                                                              Page 1 of 3

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3. HEAD OFFICE: The statutory home office of the Company shall continue to be located in the City of Bloomfield Hills, in the State of Michigan.

4. STOCK COMPANY: The Company shall continue to be a stock life insurance company.

5. DIRECTORS: The Directors of the Company shall continue to be those Directors of Manulife USA then serving immediately prior to the Effective Date.

6. ARTICLES: The Articles of Manulife USA in existence immediately prior to the Effective Date shall continue to be the Articles of the Company.

7. BY-LAWS: The By-Laws of Manulife USA in existence immediately prior to the Effective Date shall continue to be the By Laws of the Company.

8. ASSETS AND LIABILITIES: On the Effective Date, all the assets and liabilities of MNA shall become, by operation of law, the assets and liabilities of the Company.

9. CONDITIONS: The merger contemplated herein is subject to the receipt of all prior approvals required under Michigan law, Delaware law, and the laws of the jurisdictions in which Manulife USA and MNA are licensed to do business.

10. EFFECTIVE DATE: The merger contemplated herein shall be effective at 12:01 a.m. on January 1, 2002, unless amended by the parties in writing.

11. TERMINATION: The approval of this Agreement by the stockholders of each of Manulife USA and MNA entitled to vote on the merger shall not preclude the directors of either of the parties hereto from deciding to terminate this Agreement, prior to the Effective Date. The Termination of the Agreement shall be in writing and shall be made in the form and subject to the conditions contained in the Agreement to Merge.

12. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of Michigan.

                                        THE MANUFACTURERS LIFE INSURANCE
                                        COMPANY (U.S.A.)


                                        Per: /s/ Stephen L. Rosen
                                             -----------------------------------
                                             Stephen L. Rosen
                                             Assistant Secretary


9278349                                                              Page 2 of 3
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                                        THE MANUFACTURERS LIFE INSURANCE COMPANY
                                        OF NORTH AMERICA


                                        Per: /s/ James D. Gallagher
                                             -----------------------------------
                                             James D. Gallagher
                                             Secretary and General Counsel


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